EXHIBIT 23.1

                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-11029 and 333-11031), and Form S-8 (Nos. 33-56354, 33-70632, 33-72752, 33-83956,
333-06733,  33-94756,  333-03532 and 333-06939) of HFS, Inc. of our report dated
April 25, 1996 relating to the consolidated financial statements of Avis, Inc., which appears in the Current Report on Form 8-K/A of HFS, Inc. dated August 29, 1996.



Price Waterhouse LLP
New York, New York
December 4, 1996